                                                                    EXHIBIT 10.2
June 26, 2000

GENETRONICS, INC.
11199 Sorrento Valley Road
San Diego, CA 92121
Attn: Markus Hofmann, Controller

Dear Mr. Hofmann:

This letter is to confirm that Union Bank of California, N. A. ("Bank") has agreed to extend the maturity date of the Trade Credit Facility ("Facility") granted to GENETRONICS, INC. ("Borrower") in the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) originally made under a certain Trade Credit Agreement dated AUGUST 19, 1999, as amended from time to time, and Clean Advance and Trade Finance Notes dated AUGUST 6, 1999 as amended from time to time (collectively, the "Agreements"). Copies of the notes are attached.

The maturity date of the FACILITY is hereby extended to SEPTEMBER 29, 2000 ("New Maturity Date") and each related letter of credit expiration date and/or trade advance maturity date in the Agreements shall be extended to a date which follows the New Maturity Date by the same number of days as the original expiration date and/or maturity date followed the original maturity date. The Agreements shall be deemed modified as of the date of this letter to reflect the New Maturity Date.

All other terms and conditions of the Agreements remain in full force and effect, without waiver or modification. This extension is further conditioned upon Borrower's continued payment of (i) interest as provided in the Agreements, and (ii) any principal instalments which Borrower was obligated to make prior to this extension.

Each advance request, or Borrower's continued payments of principal or interest on the outstanding balance of any term loan, constitutes Borrower's warranty that no event of default as defined in the Agreement and no condition, event or act which, with the giving of notice or the passage of time or both, would constitute such an event of default, shall have occurred and be continuing or shall exist.

BANK HAS NOT COMMITTED TO MAKE ANY FURTHER EXTENSION OF THE MATURITY DATE, OR TO RENEW THE FACILITY BEYOND THE NEW MATURITY DATE. ANY FURTHER EXTENSION OR ANY RENEWAL REMAINS IN THE DISCRETION OF BANK. Finally, the extension of the maturity date provided herein does not constitute a waiver by Bank of any rights, remedies, benefits or powers belonging to or accruing to Bank under the terms of the Agreements for the default(s) set forth above or for any further default with respect to the same provision(s) or any other provision of the Agreements. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT ME AT (858) 552-2051.

This letter replaces the previous extension letter dated June 23, 2000.

UNION BANK OF CALIFORNIA, N. A.

By:  /s/ Kenneth Sluder
   ----------------------------------------
   Kenneth Sluder, Vice President